UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2013

SPECTRASCIENCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	000-13092 (Commission File Number)	41-1448837 (I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 3, 2013 and September 9, 2013, SpectraScience, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with two accredited investors (the “Purchasers”), pursuant to which the Purchasers purchased an aggregate principal amount of $500,000 of 5% original issue discount unsecured convertible debentures (the “Debentures”), initially convertible by Purchasers into shares of the Company’s common stock at a conversion price equal to $0.045, subject to adjustment, together with five-year warrants (the “Warrants” and together with the Debentures, the “Securities”) to purchase such number of shares of the Company’s common stock equal to 50% of the number of shares of common stock initially issuable upon conversion of the Debentures, at an exercise price equal to $0.09 per share, subject to adjustment.  The conversion price of the Debentures and the exercise price of the Warrants are subject to customary adjustment provisions for stock splits, stock dividends, recapitalizations and the like.

The Subscription Agreements contain certain customary subscriber and Company representations and warranties, and certain risk factors related to the private placement and the Company.

Each Debenture provides that the Company will pay interest to the holder at an interest rate of 10% per annum on principal being converted on any voluntary conversion date (as to that principal amount then being converted), and will pay interest to the holder at the same rate on the maturity date of September 3, 2014 and September 9, 2014, respectively. The Company may pay interest due either in cash or, at its option, in shares of its common stock. Each Debenture also contains certain customary negative covenants and events of default, including the Company’s failure to pay principal and interest, material defaults under the other transaction documents, bankruptcy, and the Company’s failure to deliver common stock certificates after a conversion date. Finally, each Debenture provides that, to be effective, any action taken pursuant to the Debentures, including but not limited to amendments, waivers or declaration of defaults (which shall accelerate payment of principal, interest, and all other amounts owing on each Debenture), requires the affirmative consent of holders of 25% in outstanding aggregate principal amount of Debentures.

The Warrants are exercisable at an exercise price equal to $0.09 per share until the Warrant termination date of September 3, 2018 and September 9, 2018, respectively. The Warrants contain a cashless exercise provision. In the event the Purchaser exercises the Warrants on a cashless basis, the Company will not receive any proceeds.

The Securities were offered and sold on a best efforts basis. The Company hired a consultant, Mr. John Evey (the “Consultant”), to assist in the offering and sale process pursuant to a Consulting Agreement with Mr. Evey, dated July 18, 2013 (the “Consulting Agreement”). Under the Consulting Agreement, the Company will pay the Consultant a cash fee of $40,000 in connection with the sale of the Securities and will issue the Consultant warrants to purchase shares of Company common stock with an equivalent value of $45,000. These warrants will have an exercise price of $0.09 per share and will expire December 31, 2020.

The description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, the full text of which is filed herewith as Exhibit 10.1, and is incorporated herein by reference in response to Item 1.01.

The Securities were offered and sold to subscribers in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.  Each of the persons and/or entities receiving the Securities represented itself as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended). The Securities referred to herein have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02.

ITEM 7.01	REGULATION FD DISCLOSURE

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 7.01.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Shell company transactions: None.

(d)	Exhibits:

10.1 Consulting Agreement between SpectraScience, Inc. and John Evey, dated July 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2013	SPECTRASCIENCE, INC. By: /s/ Michael P. Oliver
Michael P. Oliver Its: Chief Executive Officer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SPECTRASCIENCE, INC.
EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
September 3, 2013	000-13092

Exhibit Number	Description
10.1	Consulting Agreement between SpectraScience, Inc. and John Evey, dated July 18, 2013.